 SERVICE AGREEMENT

This Service Agreement ("Agreement") is made and entered into May 5, 2007 ("Effective Date") by and between Haynes Capital Corp. Slovakia s.r.o. ("Service Provider"), a corporation organized under the laws of the Slovak Republic and First Source Data, Inc. ("Client"), a corporation organized under the laws of Nevada.

The parties hereto agree as follows:

1. Term

1. The term of this Agreement shall commence on the Effective Date, and shall terminate 3 months from the Effective Date, unless Client provides the Service Provider with written notice of extension no later than 15 days prior to the termination of the Agreement. In the event that Client provides such notice of extension, the Agreement shall remain in effect for additional periods of 1 month each until 15 days advance written notice of termination is provided by either party to the other party.

2. Services

2.1 During the term of this agreement, for the purpose of raising marketplace awareness of Client, Service Provider will provide the following services (the “Services”):

(a) Upon request of Client when a newsworthy event directly concerning Client occurs, up to a maximum of 5 such events per month, write an update about the newsworthy event (maximum 500 words) and disseminate the updates to the various databases, email recipients, and internet properties arranged or owned by Service Provider.

(b) Establish a single North American or toll free phone number to handle media relations and shareholder and investor communications for Client, for up to a maximum of 75 person hours per month.

(c) Generally utilize Service Provider’s partner network to increase the investor awareness for Client.

2.2 The Services shall be performed in full compliance with all applicable laws, statutes, regulations and rules of the United States, including without limitation the United States CAN-SPAM Act of 2003, the Securities Act of 1933, the Exchange Act of 1934, and the rules and regulations promulgated thereunder.

2.3 Client agrees that Service Provider will not be required to include any particular material requested by Client into the Services and that Service Provider shall have sole control over content of the Services.

3. Client Obligations

3.1 Client shall provide Service Provider with fully accurate and reliable corporate information and contacts regarding Client's business and capital stock in order to facilitate Service Provider's Services.

3.2 Client shall provide to Service Provider only information that Client is permitted to under all applicable laws, statutes, regulations and rules, including without limitation the United States Securities Act of 1933, the Exchange Act of 1934, and the rules and regulations promulgated thereunder.

4. Fees

4.1 As compensation for the investor relations services, Client shall pay to Service Provider a fee of USD$5,000 (the “Fees”) per month, within 30 days of the Effective Date and within 30 days of each monthly anniversary of the Effective Date during the term of this Agreement.

4.2 Client understands that the Fees are non-refundable and binding upon signature of this Agreement.

4.3 Service Provider shall not be required to perform any further Services if, at any time, any Fees payable by Service Provider have not been received by Client in full.

4.4 Service Provider will make full disclosure of payment from Client as required by any applicable laws, statutes, regulations and rules of any governing authority, exchange or regulatory body.

5. Liability

5.1 Client understands that Service Provider makes no warranty as to results of the Services.

5.2 Service Provider will not be responsible for any false claims or misleading statements made based on information provided by Client, even if Service Provider publishes such claims or statements.

6. No Recommendations

6.1 Client understands that Service Provider is not a broker dealer or registered investment advisor and is not acting in any way to make recommendations concerning the purchase or sale of any security.

6.2 Client understands that Service Provider will not publish any offer to buy or sell securities.

7. Indemnification

7.1 Client acknowledges that Service Provider, in the performance of the Services, will be required to rely upon the accuracy and completeness of information supplied to Service Provider by Client and each of Client’s officers, directors, agents, representatives, and employees. Client agrees to indemnify, hold harmless, and defend Service Provider, and Service Provider’s directors, officers, employees, agents, and representatives from any loss, liability, damages, judgments, civil charges, proceeding, suit, or claim, including court costs and reasonably attorneys’ fees, which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Service Provider.

7.2 Service Provider shall indemnify and hold Client harmless against any damages arising out of negligent acts or omissions of Service Provider.

8. Notices

8.1 Any notice will be deemed delivered: (a) on the day of delivery in person; (b) one day after deposit with an overnight courier, fully prepaid; (c) on the date sent by facsimile transmission; (d) on the date sent by e-mail, if confirmed by registered mail (return receipt requested); or (e) four days after being sent by registered mail (return receipt requested).

8.2 Any notice permitted or required under the Agreement must be in writing and be sent to the following address or fax number, or at such other reasonable address or fax number at which personal delivery may be effected of which a party may from time to time give notice:

If to Service Provider:

Haynes Capital Corp. Slovakia s.r.o.

Vysoká 30

Bratislava  811 06

Slovak Republic

Attention: Dusan Elko

If to Client:

First Source Data, Inc.

161 Bay St. - 27th Floor

Toronto, Ontario

Canada M5J 2S1

9. Governing Law, Arbitration, and Venue

9.1 It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder are construed in accordance with and pursuant to the laws of the Province of Ontario and the laws of Canada applicable therein.

9.2 If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the commercial mediation rules of the Arbitration and Mediation Institute of Canada before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the arbitration rules of the Arbitration and Mediation Institute of Canada, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the arbitrator pending arbitration. The situs of the arbitration shall be any location selected by the Client in the Province of Ontario, Canada. In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator.

10. General Terms

10.1 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to all matters herein, and there are no other agreements in connection with this subject matter except as specifically set forth or referred to in this Agreement. This Agreement supersedes any and all prior agreements and understandings relating to the subject matter. Both parties acknowledge that neither of the parties has been induced to enter into this Agreement by any representation or writing not incorporated into this Agreement.

10.2 Amendments. This Agreement may only be amended if such amendment is confirmed in writing by both parties.

10.3 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one and the same original document.  Each party may deliver a counterpart signature page by facsimile transmission.

10.4 Severability. If any portion of this Agreement is declared invalid or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity or enforceability of any other covenant or provisions herein, and such unenforceable portion shall be severed from the remainder of the Agreement.

10.5 Assignment. Neither party shall, without the prior written consent of the other party, assign or transfer this Agreement, in whole or in part.

10.6 Independent Counsel.   Each party represents and warrants that they have had

independent legal counsel representation with respect to the execution and performance of this Agreement.

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IN WITNESS WHEREOF the parties have duly executed this Agreement in the City of Toronto by signing below as of the date on the first page.

Haynes Capital Corp. Slovakia s.r.o.

First Source Data, Inc.

/s/ Dusan Elko________________

/s/ Javed Mawji

(Authorized signatory)

         (Authorized signatory)

Name: Dusan Elko, as its

Name: Javed Mawji

  President

  as its President